EXHIBIT 5.1

DI SANTO LAW PLLC

429 Lenox Avenue

Miami Beach, FL 33139

+1-305-587-2699

www.disantolaw.com

January 23, 2023

Energy and Water Development Corp.

7901 4th St. N, Suite 4174

St. Petersburg, FL 33702

Re: Energy and Water Development Corp. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Energy and Water Development Corp., a Florida corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, with respect to the resale from time to time by the selling stockholders of the Company, as detailed in the Registration Statement (the “Selling Stockholders”), of up to 145,533,359 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, as amended to the date hereof, the Company’s Bylaws, and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Energy and Water Development Corp.

January 23, 2023

Based on the foregoing, and subject to the other qualifications and limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the Florida Business Corporation Act (including the applicable provisions of the Florida Constitution and the reported judicial decisions interpreting these laws). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the registration of the Shares and for resale by the Selling Stockholders under the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ di Santo Law PLLC